EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use of our report dated May 23, 2002 (except for Note 3 as to which the date is July 14, 2003) on the consolidated financial statements of The Singing Machine Company, Inc. for the years ended March 31, 2002 and 2001 included herein on the registration statement of The Singing Machine Company, Inc. on Form S-1, as amended, and to the reference to our firm under the heading "Experts" in the prospectus.




/s/ SALBERG & COMPANY, P.A.
Boca Raton, Florida
April 5, 2004